SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549

                          FORM 8-K


                       CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported) November 6, 2002


         MONMOUTH REAL ESTATE INVESTMENT CORPORATION
  (Exact name of Registrant as specified in its charter)



       Delaware                  0-4258          22-1897375
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number)    Identification
                                                   Number)



       3499 Route 9N, Suite 3C, Freehold, NJ  07728
         (Address of principal executive offices)



Registrant's telephone number, including area code (732)577-9996



(Former name or former address, if changed since last report.)

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     Item 5.  Other Events.

      On November 6, 2002, Monmouth Real Estate Investment Corporation (Registrant) purchased a 288,211 square foot manufacturing and warehouse facility in Tolleson, Arizona from Centex Industrial Buckeye I, LLC, an unrelated entity. This warehouse facility is 100% net leased to Western Container Corporation, which manufactures plastic bottles for Coca-Cola soft drink products. The lease is guaranteed by Coca-Cola Enterprises. The purchase price was approximately $14,800,000. Monmouth Real Estate Investment Corporation paid approximately $550,000 in cash, borrowed approximately $2,200,000 against its security portfolio with Prudential Securities, used approximately $1,100,000 of its revolving line of credit with Fleet Bank and obtained a mortgage of approximately $10,950,000. This mortgage payable is at an interest rate of 5.8% and is due November 1, 2012. The property acquired is commercial rental property and will continue to be used as such.

      The following are the material factors to be considered in assessing the property:

      * Description of Property - The property acquired is a 288,211 square foot manufacturing and warehouse facility located at 9860 West Buckeye Road, Tolleson, Maricopa County,
Arizona.

      * Occupancy Rate and Number of Tenants - The commercial rental property acquired was constructed in 2002. Commencing March 26, 2002, the property was 100% occupied under a 10-year net lease agreement with Western Container Corporation. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

      * Principal Business of Tenant - Western Container Corporation uses this property as a manufacturing and warehouse facility of plastic bottles. Registrant believes that Western Container Corporation will continue to use this property as such.

      * Principal Provisions of Lease - The following are the principal provisions of the lease:

          Term                               Monthly Rent

     5/1/02-4/30/07                          $101,030
     5/1/07-4/30/12                           106,081

      At the end of the lease term, the tenant has two (5) year options to renew at a rent based on the increase in the consumer price index.

      The Seller assigned the lease to Registrant.

      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately $13,400,000 of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *   Anticipated  Capital  Improvements - The Registrant
does   not  anticipate  any  significant capital improvements
during the  term of the lease described above.

      *    Insurance Coverage  - Insurance on the property is
paid  for by the tenant.    In the opinion of the Registrant,
this coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

     The following is pro forma  financial information.   The
impact of the property acquired to the financial statements of the Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

     Rental and Occupancy Charges   - Increase of  $1,245,000
     based upon amortization of the total rental payments for scheduled rent over the remaining lease term.

     Interest Expense - Increase of $753,000 based upon a mortgage of $10,950,000 at 5.8% interest and total monthly principal and interest payments of $89,379, a margin line increase of $2,200,000 currently at 3.75% and a revolving line of credit balance increase of $1,100,000 at prime (currently 4.25%).

     Depreciation Expense -  Increase of $344,000  based upon
     $13,400,000 of the purchase  price being   attributed to
     building   and     improvements,    and    straight-line
     depreciation over a 39 year life.

     Net Income - Increase of $148,000 (rental  and occupancy
     Charges less interest expense and depreciation expense).

     The  effect  of  cash  made   available    by operations
     will be an  increase  of   $492,000     (net income plus
     depreciation).

     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

     Cash  and   Cash  Equivalents - Decrease   of  $550,000,
     the amount of cash used for the purchase.

     Land  and   Buildings,  Improvements    and  Equipment -
     Increase   of $14,800,000, based  on the purchase price.

     Notes Payable  - Increase of   $3,300,000,   the   total
     amount  used on   the margin line and the revolving line
     of credit.

     Mortgage     Notes  Payable -   Increase of $10,950,000,
     the amount  of the mortgage on the acquired property.

     Registrant   knows  of no other financial statement item
     which  would  be   materially affected   by the acquired
     property.

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


                         SIGNATURES


     Pursuant    to    the   requirements  of the Securities
     Exchange  Act of  1934, the  Registrant has duly caused
     this   report   to   be   signed  on  its behalf by the
     undersigned hereunto duly authorized.


             MONMOUTH REAL ESTATE INVESTMENT CORPORATION





                                      By:  /s/ ANNA T. CHEW
                                               Controller

DATE:  November 18,2002



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